Exhibit 99.2



                          OFFICE OF THRIFT SUPERVISION

           APPROVAL OF ACQUISITION AND RETENTION OF A NON-CONTROLLING
                        INVESTMENT IN THE VOTING STOCK OF
               INDEPENDENCE FEDERAL SAVINGS BANK, WASHINGTON, D.C.

                                              ORDER NO.: 200449
                                              DATE: OCTOBER 18, 2004
                                              RE: OTS NOS. H-2732, 05273, 07173

         Carver Bancorp, Inc., New York, New York (Applicant) has requested (Application), pursuant to 12 U.S.C. ss. 1467a(e)(1)(A)(iii) (Statute), that the Office of Thrift Supervision (OTS) approve its acquisition and retention of 9.66 percent of the outstanding common stock of Independence Federal Savings Bank, Washington, D.C. (Association). (1)

BACKGROUND

         The Applicant is a unitary savings and loan holding company that owns all of the stock of Carver Federal Savings Bank, New York, New York (Bank). The Bank is a Savings Association Insurance Fund (SAIF)-insured federal stock savings bank. The Association is a publicly traded SAIF-insured federal stock savings bank.

         The Applicant currently holds 150,000 shares (9.66 percent) of the Association's common stock. The Applicant did not obtain written prior OTS approval to acquire the shares it holds in excess of five percent of the Association's common stock (4.66 percent, or 72,375 shares), as required by the Statute.

ANALYSIS

         Section 10 (e)(1)(A)(iii) of the Home Owners' Loan Act (HOLA), in relevant part, generally prohibits a savings and loan holding company from acquiring, directly or indirectly, more than five percent of any class of voting shares of any other savings and loan holding company or savings association not a subsidiary of the acquiring savings and loan holding company, without prior OTS approval.

         In considering an application under the Statute, OTS considers the factors set forth at ss. I ss.10(e)(2)(A)-(D) of the HOLA. OTS also considers such acquisitions under the Community Reinvestment Act (CRA), and the OTS CRA regulations.

         The Statute was intended to provide savings and loan holding companies acquiring noncontrolling interests in savings associations, comparability to bank holding companies' acquisitions of noncontrolling interests in banks. Therefore, in considering applications under the Statute, OTS also considers the managerial and financial resources and future prospects of the

_____________________________
(1) The Applicant filed the Application in conjunction with several related applications seeking OTS approval to acquire all of the stock of the Association and to merge the Association into the Applicant's wholly owned savings association subsidiary (Holding Company Applications). On October 15, 2004, OTS denied the Holding Company Applications. See, OTS Order No. 2004-47 (Oct. 15,
2004).

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                                                             ORDER NO. 2004-49
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acquiring savings and loan holding company and any subsidiary savings association, and those of the savings association whose stock is to be acquired, as well as the risks to the SAIF and the convenience and needs of the community.

         OTS concludes that approval of the transaction is consistent with the standards relating to competition, set forth at sections 10(e)(2)(A) and (B) of the HOLA, because the Bank and the Association operate in separate geographic markets. OTS concludes that approval of the transaction is consistent with section 10(e)(2)(C) of the HOLA, pertaining to provision of information to OTS, in light of OTS' past experience with the Applicant, a registered savings and loan holding company. OTS had determined that HOLA section 10(e)(2)(D) is by its terms inapplicable to the instant application because there is no foreign institution involved in the transaction.

         OTS has reviewed the managerial and financial resources and future prospects of the Applicant and the Bank, as well as those of the Association, the effect of the transaction on the savings associations involved, and the risk to the SAIF, and has concluded that these factors are consistent with approval. The proposed acquisition, a minority investment in the Association, will have no effect on the Association's managerial and financial resources and future prospects. OTS, based on its examination and other experience with the Applicant and the Bank, considers both entities to be well-managed. The Bank is "well capitalized" as that term is defined under the OTS Prompt Corrective Action regulation. As of June 30, 2004, the Applicant had stockholders' equity, on a consolidated basis, of $44.4 million, or 8.04 percent of total assets.

         In the Application, the Applicant does not propose to merge the Association into the Bank, so the Bank's capital and earnings will not be affected. In addition, in connection with the Application, the Applicant will not directly or indirectly control the Association, and therefore, the management of the Applicant and the Bank will not expend their time or resources attempting to improve the Association's profitability.

         With respect to the financial resources and future prospects of the Applicant, the Applicant's holdings of the Association's stock will be only an investment (as opposed to being part of the operations of the Applicant's subsidiary thrift). The 4.66 percent of the Association's stock at issue in the Application is minor in relation to the Applicant's consolidated equity.

         With respect to the CRA and the convenience and needs of the community, the Bank currently has an "Outstanding" CRA rating, and the Association has a "Satisfactory" CRA rating. The Applicant's proposed retention of the Association's shares will not affect the operations of either the Bank or the Association, and the Bank and the Association have an adequate record in addressing the convenience and needs of their communities. Accordingly, approval of the Application is consistent with the CRA and with the convenience and needs approval criterion.

         The Applicant acquired 4.66 percent of the Association's outstanding shares in violation of the Statute. Pursuant to an Amended Share Voting Stipulation and Undertaking, dated April 22, 2004 (Undertaking), the Applicant agreed to place the shares in excess of the 5 percent limitation in a trust administered by an independent trustee, and to instruct the trustee not to vote

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                                                             ORDER NO. 2004-49
                                                             PAGE 3

on any matters to be considered by the Association's shareholders. The Undertaking, by its terms, expires upon OTS approval of the Application.

         OTS is conditioning approval of the Application on the Applicant not voting the 4.66 percent of the Association's shares that it acquired in violation of the Statute (Excess Shares) with respect to any acquisition of control of the Association by the Applicant or any affiliate of the Applicant. At the time the Applicant acquired the Excess Shares it was seeking to acquire the Association and merge its operations into the Bank. At that time, at least one shareholder was actively opposed to such an acquisition, and was purchasing shares that it intended to vote against the acquisition. If the Applicant had obeyed the Statute, parties opposed to the acquisition might have purchased some or all of the Excess Shares. The Applicant's acquisition of the Excess Shares, in violation of the Statute, ensured that hostile parties did not acquire those shares. It is impossible to determine the number of shares that would have been purchased by hostile parties. Therefore, OTS is imposing the condition in order to ensure that the violation of the Statute does not result in a benefit to the Applicant, should the Applicant again seek to acquire the Association.

CONCLUSIONS

         Based on the foregoing analysis, OTS concludes that the Application meets the applicable approval criteria, provided that the following condition is imposed. Accordingly, the Application is hereby approved, provided the Applicant complies with the following condition:

     The Applicant must not vote any shares of the Association's common stock in excess of 5 percent with respect to any acquisition of control of the Association by the Applicant or any affiliate of the Applicant.

         By order of the Director of the Office of Thrift Supervision, or his designee,

Effective _________________________________




                                        ----------------------------------------
                                        Scott M. Albinson
                                        Managing Director
                                        Office of Examinations, Supervision and
                                        Consumer Protection